NOTICE OF GUARANTEED DELIVERY

                                HORIZON PCS, INC.
                              OFFER TO EXCHANGE ITS
                      REGISTERED 14.0% SENIOR SUBORDINATED
                             DISCOUNT NOTES DUE 2010
                             FOR ANY AND ALL OF ITS
                      OUTSTANDING 14.0% SENIOR SUBORDINATED
                             DISCOUNT NOTES DUE 2010

     This Notice of Guaranteed Delivery, or one substantially equivalent to this form, must be used to accept the Exchange Offer (as defined below) if (i) certificates for the Company's (as defined below) 14.0% Senior Subordinated Discount Notes due 2010 (the "Outstanding Notes") are not immediately available,
(ii) Outstanding Notes, the Letter of Transmittal and all other required documents cannot be delivered to Wells Fargo Bank Minnesota, National
Association (the "Exchange Agent") on or prior to the Expiration Date (as defined in the prospectus dated _____________, 2000, as amended or supplemented from time to time, the "Prospectus") or (iii) the procedures for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand, overnight courier or mail, or transmitted by facsimile transmission, to the Exchange Agent. See "The Exchange Offer -- Procedures for Tendering -- Guaranteed Delivery Procedures" in the Prospectus. In addition, in order to utilize the guaranteed delivery procedure to tender Outstanding Notes pursuant to the Exchange Offer, a completed, signed and dated Letter of Transmittal relating to the Outstanding Notes (or facsimile thereof) must also be received by the Exchange Agent on or prior to the Expiration Date. Capitalized terms not defined herein have the meanings assigned to them in the Prospectus.

                  THE EXCHANGE AGENT FOR THE EXCHANGE OFFER IS:
                WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION

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
Registered & Certified mail:        Regular Mail or Courier:                    In Person by Hand Only:
Wells Fargo Bank Minnesota, N.A.    Wells Fargo Bank Minnesota. N.A.            Northstar East Building
Corporate Trust Operations          Corporate Trust Operations                  608 2nd Avenue South
MAC N9303-121                       MAC N9303-121                               12th Floor-Corporate Trust Services
P.O. Box 1517                       6th & Marquette Avenue                      Minneapolis, MN  55479-0069
Minneapolis, MN  55480              Minneapolis, MN  55479
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                       Attention: Corporate Trust Services

   Facsmile Transmissions                          To Confirm by Telephone
(Eligible Institutions Only):                      or for Information Call:
       (612) 667-4927                                   (800) 344-5128
                         -------------------------------

     DELIVERY OF THIS NOTICE OF GUARANTEED  DELIVERY TO AN ADDRESS OTHER THAN AS
SET FORTH  ABOVE OR  TRANSMISSION  OF THIS  NOTICE OF  GUARANTEED  DELIVERY  VIA
FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT  CONSTITUTE A VALID
DELIVERY.

     THIS  NOTICE  OF  GUARANTEED  DELIVERY  IS  NOT  TO BE  USED  TO  GUARANTEE
SIGNATURES.  IF A  SIGNATURE  ON A  LETTER  OF  TRANSMITTAL  IS  REQUIRED  TO BE
GUARANTEED BY AN "ELIGIBLE  INSTITUTION"  UNDER THE INSTRUCTIONS  THERETO,  SUCH
SIGNATURE  GUARANTEE  MUST  APPEAR  IN  THE  APPLICABLE  SPACE  PROVIDED  IN THE
SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.



     Ladies and Gentlemen:

     The undersigned hereby tenders to Horizon PCS, Inc., a Delaware corporation (the "Company"), upon the terms and subject to the conditions set forth in the Prospectus dated _____________, 2000 (as amended or supplemented from time to time, the "Prospectus"), and the related Letter of Transmittal (which together constitute the "Exchange Offer"), receipt of which is hereby acknowledged, the aggregate principal amount of Outstanding Notes set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption "The Exchange Offer -- Procedures for Tendering -- Guaranteed Delivery Procedures."


Aggregate Principal Amount _____________________________________________________
Name(s) of Registered Holder(s): _______________________________________________
Amount Tendered: $_____________________________________________________*
_______________________________________________________________________

Certificate No(s) (if available): ______________________________________________
________________________________________________________________________________
$_______________________________________________________________________________
    (Total Principal Amount Represented by Outstanding Notes Certificate(s))

If Outstanding Notes will be tendered by book-entry transfer, provide the following information:

DTC Account Number: ____________________________________________________________
Date: __________________________________________________________________________
        * Must be in minimum denominations of $1,000 principal amount and integral multiples of $1,000 in excess thereof.

________________________________________________________________________________
     All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and every obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

________________________________________________________________________________
                                PLEASE SIGN HERE

X________________________________________ ______________________________________
X________________________________________ ______________________________________
        Signature(s) of Owner(s) or                       Date
            Authorized Signatory
Area Code and Telephone Number: ________________________________________________

     Must be signed by the holder(s) of the Outstanding Notes as their name(s) appear(s) on certificates for Outstanding Notes or on a security position listing, or by person(s) authorized to become registered holder(s) by endorsement and documents transmitted with this Notice of Guaranteed Delivery.
If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below and, unless waived by the Company, provide proper evidence satisfactory to the Company of such person's authority to so act.

                                     Please print name(s) and address(es)
Name(s):                  ______________________________________________________
                          ______________________________________________________
                          ______________________________________________________
Capacity:                 ______________________________________________________
Address(es):              ______________________________________________________
                          ______________________________________________________
                          ______________________________________________________
                          ______________________________________________________

                              GUARANTEE OF DELIVERY

                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a firm or other entity identified in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, as an "eligible guarantor institution," including (as such terms are defined therein): (i) a bank; (ii) a broker, dealer, municipal securities broker, government securities broker or government securities dealer; (iii) a credit union; (iv) a national securities exchange, registered securities association or clearing agency; or (v) a savings association that is a participant in a Securities Transfer Association (each of the foregoing being referred to as an "Eligible Institution"), hereby guarantees to deliver to the Exchange Agent, at one of its addresses set forth above, either the Outstanding Notes tendered hereby in proper form for transfer, or confirmation of the book-entry transfer of such Outstanding Notes to the Exchange Agent's account at The Depository Trust Company ("DTC"), pursuant to the procedures for book-entry transfer set forth in the Prospectus, in either case together with one or more properly completed and duly executed Letter(s) of Transmittal (or facsimile thereof) and any other required documents within three New York Stock Exchange trading days after the date of execution of this Notice of Guaranteed Delivery.

     The undersigned acknowledges that it must deliver the Letter(s) of Transmittal (or facsimile thereof) and the Outstanding Notes tendered hereby to the Exchange Agent within the time period set forth above and that failure to do so could result in a financial loss to the undersigned.

_________________________________________    ___________________________________
             Name of Firm                             Authorized Signature

_________________________________________    ___________________________________
              Address                                     Title

_________________________________________    ___________________________________
                Zip Code                                (Please Type or Print)

Area Code and Telephone No. _____________    Dated: ____________________________

NOTE:  DO  NOT  SEND   CERTIFICATES  FOR  OUTSTANDING   NOTES  WITH  THIS  FORM.
CERTIFICATES FOR OUTSTANDING NOTES SHOULD ONLY BE SENT WITH YOUR LETTER OF TRANSMITTAL.